Exhibit 99.3

Section 1350 Certifications of the
Corporation's Chief Executive Officer
and Chief Financial Officer

Pursuant to Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Richard W. Evans, Jr., Chief Executive Officer, and Phillip D. Green, Chief Financial Officer, of Cullen/Frost Bankers, Inc. (the "Corporation"), each hereby certifies, to his knowledge, that the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Richard W. Evans, Jr.	July 23, 2003

Richard W. Evans, Jr.

/s/ Phillip D. Green	July 23, 2003

Phillip D. Green

The forgoing certifications are being furnished solely pursuant to Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.